 Exhibit 99.1

USA Technologies Reports Fourth Quarter and Fiscal Year 2020 Results

MALVERN, Pa -- September 10, 2020 -- USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today reported results for the fourth quarter and fiscal year 2020 ended June 30, 2020.

“We have worked very hard this quarter to put all the pieces in place that are necessary to move the company forward towards delivering the right financial results and growing the core business,” said Sean Feeney, Chief Executive Officer, USA Technologies. “Despite the fact that COVID-19 is still having an impact, we have been able to control costs, and make organizational and operational changes needed to position USAT for long-term growth and profitability. With a completely new executive team now in place, a reorganized business structure, a realigned salesforce and redesigned customer service team, as well as a stronger capital structure, we have an unbelievable opportunity to build something great on this strong foundation during fiscal year 2021, and beyond.”

Fourth Quarter Financial Highlights:

•	Revenue of $32.6 million, decreased 15.2% year-over-year
o	License and transaction fee revenue of $27.8 million, decreased 15.6% year-over-year
o	Equipment revenue of $4.8 million, decreased 13.0% year-over-year
•	Net new connections of 35,000 bring total connections to 1,320,000
•	Gross margin of 34.0% compared with 25.3% in the prior year period
o	License and transaction gross margin of 42.3% increased from 33.8% in the prior year period
o	Equipment gross margin of (14.1)% compared with (25.6)% in the prior year period
•	Operating loss of $(10.4) million compared to operating loss of $(9.5) million in the prior year period
•	Net loss applicable to common shares of $(11.4) million, or $(0.18) per basic share compared to net loss of $(9.9) million, or $(0.16) per basic share in the prior year period
•	EBITDA* of $(8.6) million compared to $(7.9) million in the prior year period
•	Adjusted EBITDA* of $(0.1) million compared to $(4.6) million in the prior year period

Fiscal Year 2020 Financial Highlights:

•	Revenue of $163.2 million, increased 12.9% year-over-year
o	License and transaction fee revenue of $133.2 million, increased 8.3% year-over-year
o	Equipment revenue of $30.0 million, increased 39.1% year-over-year
•	Added approximately 3,600 new customers and ended the year with approximately 23,000 total customers
•	Gross margins of 28.4% increased from 27.8% in fiscal year 2019
o	License and transaction gross margin of 37.7% increased from 34.9% in fiscal year 2019
o	Equipment gross margin of (13.1)% decreased from (12.7)% in fiscal year 2019
•	Operating loss of $(39.6) million compared to $(28.2) million in fiscal year 2019
•	Net loss applicable to common shares of $(41.3) million, or $(0.66) per share compared to $(30.6) million, or $(0.51) per share in fiscal year 2019
•	EBITDA* of $(32.6) million compared to $(20.7) million in fiscal year 2019
•	Adjusted EBITDA* of $(8.3) million, compared to $(1.5) million in fiscal year 2019
•	Ended the year with $31.7 million in cash and cash equivalents

Subsequent Events:

On August 14, 2020, the Company repaid all amounts outstanding to Antara Capital Master Fund LP under a senior secured term loan facility and entered into a credit agreement with JPMorgan Chase Bank, N.A. (the “Credit Agreement”). The Credit Agreement provides for a $5 million secured revolving credit facility and a $15 million secured term facility, which includes an uncommitted expansion feature that allows the Company to increase the total revolving commitments and/or add new tranches of term loans in an aggregate amount not to exceed $5 million.

Fiscal Year 2021 Outlook:
For full fiscal year 2021, the Company expects revenue to be between $170 million to $180 million and Adjusted EBITDA to be between $2 million and $5 million.
* Note: EBITDA and Adjusted EBITDA are non-GAAP measures. See discussion of non-GAAP measures below.

“Our outlook for fiscal year 2021 anticipates that the first half of the year will continue to be impacted by the COVID-19 pandemic and we will also be continuing to turnaround the business. The fiscal year 2021 plan anticipates that, for the second half of the fiscal year, the environment will be more amenable in terms of office/school/hotel traffic and that we will have made significant progress on the business turnaround,” said  Wayne Jackson, Chief Financial Officer, USA Technologies.

Webcast and Conference Call
USA Technologies will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial (866) 433-2471 approximately 10 minutes prior to the call. International callers should dial (224) 357-2186. Please reference conference ID # 6485605.  A live webcast of the conference call will be available at https://usatechnologiesinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on September 10, 2020 until 7:30 p.m. Eastern Time on September 13, 2020 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID #6485605.

An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of adjusted EBITDA, a non-GAAP financial measure which is not required or defined under GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule D.

The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash provided by (used in) operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP and are not a substitute for or a measure of the Company’s profitability or net earnings. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below in Financial Schedule D the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation conducted in fiscal year 2019 and financial statement restatement activities as well as proxy solicitation costs, and stock-based compensation expense.

We have excluded the non-cash expense, stock-based compensation, as it does not reflect our cash-based operations. We have excluded the non-recurring costs and expenses incurred in connection with business acquisitions in order to allow more accurate comparison of the financial results to historical operations. We have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the Audit Committee investigation conducted in fiscal year 2019, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our operations. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance.

Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file its periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the application by USAT to relist its securities on The Nasdaq Stock Market LLC (“Nasdaq”) will be granted by Nasdaq or granted in a timely manner; the uncertainties associated with COVID-19, including its effects on the Company’s operations, financial condition, and the demand for the Company’s products and services; failure to comply with the financial covenants of our credit agreement with JPMorgan Chase Bank, N.A. entered into on August 14, 2020; failure to otherwise raise additional capital from other lenders or investors as needed; or whether USAT's current or future customers purchase, lease, rent or utilize ePort devices or our other products in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

-F--USAT

USA Technologies, Inc.
Consolidated Balance Sheets
	As of June 30,
($ in thousands, except per share data)	2020	2019

Assets
Current assets:
Cash and cash equivalents	$31,713	$27,464
Accounts receivable, less allowance of $7,676 and $4,866, respectively	17,273	21,906
Finance receivables, net	7,468	6,727
Inventory, net	9,128	11,273
Prepaid expenses and other current assets	1,782	1,558
Total current assets	67,364	68,928

Non-current assets:
Finance receivables due after one year, net	11,213	12,642
Other assets	1,993	2,099
Property and equipment, net	7,872	9,590
Operating lease right-of-use assets	5,603	—
Intangibles, net	23,033	26,171
Goodwill	63,945	63,945
Total non-current assets	113,659	114,447

Total assets	$181,023	$183,375

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$27,058	$27,584
Accrued expenses	30,265	23,705
Finance lease obligations and current obligations under long-term debt	3,328	12,497
Deferred revenue	1,698	1,681
Total current liabilities	62,349	65,467

Long-term liabilities:
Deferred income taxes	137	71
Finance lease obligations and long-term debt, less current portion	12,435	276
Operating lease liabilities, non-current	4,749	—
Total long-term liabilities	17,321	347

Total liabilities	$79,670	$65,814

Commitments and contingencies (Note 19)

Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $20,779 and $20,111 at June 30, 2020 and 2019, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Common stock, no par value, 640,000,000 shares authorized, 65,196,882 and 60,008,481 shares issued and outstanding at June 30, 2020 and 2019, respectively	401,240	376,853
Accumulated deficit	(303,025)	(262,430)
Total shareholders’ equity	98,215	114,423
Total liabilities, convertible preferred stock and shareholders’ equity	$181,023	$183,375

USA Technologies, Inc.
Consolidated Statements of Operations
	Year ended June 30,
($ in thousands, except per share data)	2020	2019	2018

Revenue:
License and transaction fees	$133,167	$122,908	$96,872
Equipment sales	29,986	21,558	35,636
Total revenue	163,153	144,466	132,508

Costs of sales:
Cost of services	82,980	79,980	61,175
Cost of equipment	33,900	24,301	35,657
Total costs of sales	116,880	104,281	96,832
Gross profit	46,273	40,185	35,676

Operating expenses:
Selling, general and administrative	60,266	46,527	34,647
Investigation, proxy solicitation and restatement expenses	21,292	16,073	—
Integration and acquisition costs	—	1,338	7,048
Depreciation and amortization	4,307	4,430	3,204
Total operating expenses	85,865	68,368	44,899
Operating loss	(39,592)	(28,183)	(9,223)

Other income (expense):
Interest income	1,595	1,555	943
Interest expense	(2,597)	(2,992)	(3,105)
Total other expense, net	(1,002)	(1,437)	(2,162)

Loss before income taxes	(40,594)	(29,620)	(11,385)
Benefit (provision) for income taxes	(1)	(262)	101

Net loss	(40,595)	(29,882)	(11,284)
Preferred dividends	(668)	(668)	(668)
Net loss applicable to common shares	$(41,263)	$(30,550)	$(11,952)
Net loss per common share
Basic	$(0.66)	$(0.51)	$(0.23)
Diluted	$(0.66)	$(0.51)	$(0.23)
Weighted average number of common shares outstanding
Basic	62,980,193	60,061,243	51,840,518
Diluted	62,980,193	60,061,243	51,840,518

USA Technologies, Inc.
Consolidated Statements of Cash Flows
	Year ended June 30,
($ in thousands)	2020	2019	2018

OPERATING ACTIVITIES:
Net loss	$(40,595)	$(29,882)	$(11,284)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash stock-based compensation	3,029	1,750	1,794
(Gain) loss on disposal of property and equipment	335	672	(131)
Non-cash interest and amortization of debt discount	1,283	301	140
Reimbursement of shareholder proxy solicitation costs	4,500	—	—
Bad debt expense	2,958	2,534	471
Provision for inventory reserve	681	3,172	1,467
Depreciation and amortization included in operating expenses	4,307	4,430	3,204
Depreciation included in cost of sales for rentals	2,710	3,074	4,625
Non-cash lease expense	1,698	—	—
Excess tax benefits	—	—	67
Deferred income taxes, net	70	(7)	(183)
Changes in operating assets and liabilities:
Accounts receivable	1,818	(8,706)	(6,234)
Finance receivables	547	(669)	2,228
Sale of finance receivables	—	—	2,280
Inventory	1,463	(5,607)	(3,661)
Prepaid expenses and other current assets	(563)	(395)	377
Accounts payable and accrued expenses	2,988	1,293	16,920
Operating lease liabilities	(1,384)	—	—
Deferred revenue	16	(132)	351
Net cash (used in) provided by operating activities	(14,139)	(28,172)	12,431

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,538)	(4,875)	(3,978)
Proceeds from sale of property and equipment	44	116	298
Cash paid for acquisitions, net of cash acquired	—	—	(65,181)
Net cash used in investing activities	(2,494)	(4,759)	(68,861)

FINANCING ACTIVITIES:
Proceeds from collateralized borrowing from the transfer of finance receivables	—	—	1,075
Cash used in retirement of common stock	—	(81)	(552)
Proceeds from exercise of common stock options	192	42	141
Proceeds from long-term debt issuance by Antara	14,248	—	—
Proceeds from equity issuance by Antara	17,879	—	—
Proceeds from PPP Loan	3,065	—	—
Cash used for repurchase of common stock awards	—	(120)	—
Payment of debt issuance costs	(1,980)	(156)	(445)
Proceeds from issuance of long-term debt	—	—	25,100
Proceeds from revolving credit facility	—	—	12,500
Repayment of revolving credit facility	(10,000)	—	(2,500)
Issuance of common stock in public offering, net	—	—	104,796
Repayment of line of credit	—	—	(7,111)
Repayment of finance lease obligations and long-term debt	(2,522)	(23,254)	(5,355)
Net cash (used in) provided by financing activities	20,882	(23,569)	127,649

Net increase (decrease) in cash and cash equivalents	4,249	(56,500)	71,219
Cash and cash equivalents at beginning of year	27,464	83,964	12,745
Cash and cash equivalents at end of year	$31,713	$27,464	$83,964

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,314	$2,793	$2,878
Supplemental disclosures of noncash financing and investing activities:
Equity issued in connection with Cantaloupe acquisition, net of post-working capital adjustment for retired shares	$—	$—	$23,279
Settlement of collateralized borrowing from the sale of finance receivables	$—	$—	$987
Equipment and software acquired under finance lease	$12	$5	$217

Reconciliation of Net Loss to Adjusted EBITDA
	Year ended June 30,
($ in thousands)	2020	2019	2018

Net loss	$(40,595)	$(29,882)	$(11,284)
Less: interest income	(1,595)	(1,555)	(943)
Plus: interest expense	2,597	2,992	3,105
Plus (less): income tax provision (benefit)	1	262	(101)
Plus: depreciation expense included in cost of sales for rentals	2,711	3,074	4,625
Plus: depreciation and amortization expense in operating expenses	4,307	4,430	3,204
EBITDA	(32,574)	(20,679)	(1,394)
Plus: stock-based compensation	3,029	1,750	1,794
Plus: investigation, proxy solicitation and restatement expenses	21,292	16,073	—
Plus: integration and acquisition costs	—	1,338	7,048
Adjustments to EBITDA	24,321	19,161	8,842
Adjusted EBITDA	$(8,253)	$(1,518)	$7,448

Reconciliation of Net Loss to Adjusted EBITDA
	Three months ended June 30,
($ in thousands)	2020	2019
Net loss	$(11,414)	$(9,850)
Less: interest income	(607)	(310)
Plus: interest expense	1,686	474
Plus (less): income tax provision (benefit)	(45)	202
Plus: depreciation expense included in cost of sales for rentals	727	534
Plus: depreciation and amortization expense in operating expenses	1,098	1,071
EBITDA	(8,555)	(7,879)
Plus: stock-based compensation	576	357
Plus: investigation, proxy solicitation and restatement expenses	7,894	2,662
Plus: integration and acquisition costs	—	211
Adjustments to EBITDA	8,470	3,230
Adjusted EBITDA	$(85)	$(4,649)

During the fourth quarter of fiscal year 2020, the Company reclassified certain operating expenses previously reported in the first three quarters of fiscal year 2020 as Selling, general and administrative expenses to Investigation, proxy solicitation and restatement expenses. The reclassifications resulted from management’s conclusion that those operating expenses related to non-recurring professional services fees to assist the Company with accounting and compliance activities following the filing of the 2019 Form 10-K, as well as the proxy solicitation costs incurred in fiscal year 2020. These reclassifications did not affect total operating expenses or net income.

Operating expenses for each of the first three quarters of fiscal year 2020 are as follows, before the reclassifications:

	Three months ended
($ in thousands)	September 30, 2019	December 31, 2019	March 31, 2020

Selling, general and administrative	$18,107	$18,700	$20,069
Investigation and restatement expenses	3,565	738	—
Depreciation and amortization	1,022	1,080	1,107
Total operating expenses	$22,694	$20,518	$21,176

Operating expenses for each of the first three quarters of fiscal year 2020 are as follows, after the reclassifications:
	Three months ended
($ in thousands)	September 30, 2019	December 31, 2019	March 31, 2020

Selling, general and administrative	$17,196	$12,520	$18,065
Investigation, proxy solicitation and restatement expenses	4,476	6,918	2,004
Depreciation and amortization	1,022	1,080	1,107
Total operating expenses	$22,694	$20,518	$21,176

Contacts:

Investor Relations:
ICR, Inc.
USATechIR@icrinc.com

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com